                                                                 EXHIBIT 10.17

     LICENSE AGREEMENT ("Agreement") with an Effective Date of June 1, 1997 between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("AMCC").

     IBM has the right to license others under the patents listed in Exhibit 1 (the "Licensed Patents"). AMCC desires to acquire a [*] license under the Licensed Patents for Products as defined below. In consideration of the premises and mutual covenants herein contained, IBM and AMCC agree as follows:

SECTION 1.  DEFINITIONS
            -----------

     1.1  "Patented Portion" shall mean that portion of a Product which:

          (a) embodies or uses all the elements or steps recited in any one claim of one Licensed Patent; or

          (b) is manufactured by use of all the steps recited in any one claim of one Licensed Patent.

     1.2 "Products" shall mean integrated circuits for producing a [ * ]. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of a product licensed herein shall not be considered to be a Product.

     1.3 "Selling Price" shall mean the [ * ] selling price to [ * ] , and the [ * ] selling price [ * ].


     1.4  "Subsidiary" shall mean a corporation, company or other entity:

          (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or

          (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

SECTION 2.  LICENSE
            -------

     2.1 IBM grants to AMCC and its Subsidiaries a [*] license under the Licensed Patents to make, use, import, offer to sell, sell and otherwise transfer Products. The license as to any Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary. Additionally, subject to Section 2.4, IBM grants to AMCC and its Subsidiaries a [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

license under the Licensed Patents the right to have AMCC's Products made by another manufacturer for the use and/or lease, sale or other transfer only by AMCC.

     2.2 No license is granted pursuant to Section 2.1 with respect to any particular Product, unless:

          (a) a Licensed Patent defines a Patented Portion of said Product;

          (b) said Licensed Patent is identified in a report as covering said Product; and

          (c) either the royalty attributable to said Product is paid as required by Section 4.2, or a late payment of said royalty is made and accepted by IBM pursuant to Section 4.4.

     2.3 No license, immunity or other right is granted under this Agreement, either directly or by implication, estoppel, or otherwise:

          (a) other than under the Licensed Patents;

          (b) to have licensed products made by a third party (other than as provided in Section 2.4);

          (c) with respect to any item other than a licensed Product notwithstanding that such other item may incorporate one or more licensed Products; or

          (d) to parties acquiring any item from AMCC or its Subsidiaries for the combination of such acquired item with any other item, including other items provided by AMCC or its Subsidiaries, or for the use of any such combination even if such acquired item has no substantial use other than as part of such combination.

     2.4  The license to have Products made granted in Section 2.1 to AMCC:

          (a) shall only apply when the specifications for AMCC's Products were created by AMCC (either solely or jointly with one or more third parties);

          (b) shall only be under claims of Licensed Patents, the infringement of which would be necessitated by compliance with such specifications;

          (c) shall not be under claims for a method or process unless such method or process is based upon technology created by AMCC (either solely or jointly with one or more third parties); and

          (d) shall not apply to any Products in the form manufactured or marketed by said other manufacturer prior to AMCC furnishing said specifications.

          Unless AMCC informs IBM to the contrary, AMCC shall be deemed to have authorized said other manufacturer to make AMCC's Products under the license granted to

AMCC in Section 2.1 when the condition specified in Section 2.4(a) is fulfilled. In response to a written request identifying a Product and a manufacturer, AMCC shall in a timely manner inform IBM of the quantity of such Product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.1.

SECTION 3
 .  PAYMENT
            -------

     3.1 AMCC shall pay a royalty for each Product which contains a patented Portion at a rate computed at [*] of the Selling Price of such Product.

     For the purposes of this Section 3.1, a Licensed Patent and its corresponding patents in other countries, listed in Exhibit 1, shall be deemed to be one Licensed Patent.

     3.2 [ * ] royalties shall be paid by AMCC with respect to Products which AMCC purchases from a third party licensed under all of the Licensed Patents to sell such Products, and for which Products a royalty or other consideration was paid to IBM.

     3.3 AMCC shall pay to IBM the sum of [*] dollars [*] upon execution of this Agreement. No portion of said sum shall be returnable, but the whole of said sum shall be creditable against royalties payable by AMCC under the provisions of this Section 3.

     3.4 If AMCC purchases from a third party portions of a Product and combines such portions with each other and/or with other portions such that the combination is itself a Product which includes a Patented Portion not fully included in any individual purchased portion, then royalty shall be due for the combination in accordance with this Section 3, whether or not said third party is authorized by IBM to sell said purchased portions.

SECTION 4.  ACCRUALS, RECORDS, REPORTS AND OTHER INFORMATION
            ------------------------------------------------

     4.1 Royalties shall accrue when a Product, with respect to which royalty payments are required by this Agreement, is first sold or otherwise transferred (including, sold or otherwise transferred to IBM or any of its Subsidiaries), or first used in each country of use, by or for AMCC or any of its Subsidiaries.

     4.2 AMCC shall pay all royalties and other payments due hereunder in US dollars. All royalties for an accounting period computed in other currencies shall be converted into United States dollars at the exchange rate for bank transfers from such currency to US dollars as quoted by the head office of Citibank N.A., New York, USA, at the close of banking on the last day of such accounting period (or the first business day thereafter if such last day is a non-business day).

     4.3 AMCC's accounting period shall be semiannual and shall end on the last day of each June and December during the term of this Agreement. Within thirty (30) days after the end of each such period, AMCC shall furnish to IBM a written report containing the information

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

specified in Section 4.5 and shall pay to IBM all unpaid royalties accrued hereunder through the end of each such period.

     4.4 IBM may accept a late payment provided such payment includes all overdue royalties plus interest. The interest on any overdue royalty or other payment shall be calculated commencing on the date such royalty or other payment became due, using an annual rate which is the greater of ten percent (10%) or one percentage point higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, USA at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

     4.5 AMCC's written report shall be certified by an officer of AMCC and shall contain the following information:

          (a) a description of each type of Product, the quantity sold or otherwise transferred during the accounting period, and the sum of the Selling Prices for such quantity;

          (b) identification of each Licensed Patent covering each such Product;

          (c) the amount of royalties due for each type of Product; and

          (d) the aggregate amount of all royalties due.

          In the event that any of Sections 4.5(a) through 4.5(d) do not apply to an accounting period, AMCC shall so indicate. In the event no royalties are due, AMCC's report shall so state.

     4.6 For the purpose of determining obligations under IBM patents, AMCC shall, within thirty (30) days of a written request by IBM:

          (a) provide to or make available for inspection by IBM or its designee any Product or a copy of any materials relevant to any Product identified by IBM;

          (b) sell, license or otherwise transfer and deliver to IBM any Product at any time offered for sale or transferred by AMCC; and

          (c) provide to IBM or its designee access to those manufacturing processes used by AMCC in the manufacture of Products, subject to the terms and conditions of a mutually agreeable signed confidentiality agreement.

     4.7 AMCC shall keep records in accordance with generally accepted accounting principles and in sufficient detail to permit the determination of royalties due IBM. Such records shall include, but not be limited to, detailed records supporting the information provided under Section 4.5. Such records shall be kept for four (4) years following the submission of the related report.

     Upon written notice for an audit, AMCC shall permit auditors designated by IBM, together with such legal and technical support as IBM deems necessary, to examine, during ordinary business hours, records, materials, and manufacturing processes of AMCC for the purpose of verifying compliance with this Agreement.

     Each party shall pay the costs that it incurs in the course of the audit. However, in the event that the audit establishes underpayment greater than five percent (5%) of the royalties due, AMCC shall reimburse IBM for the cost of the audit; provided, however, such reimbursement shall not exceed the amount of the
       --------  -------
underpayment.

SECTION 5.  TERM OF AGREEMENT; TERMINATION
            ------------------------------

     5.1 The term of this Agreement shall be from the Effective Date until the expiration of the last to expire of the Licensed Patents, unless earlier terminated under the provisions of this Agreement.

     5.2 AMCC may terminate the license granted herein, in whole or as to any specified Licensed Patent by giving notice in writing to IBM; provided,
                                                               --------
however, that termination of the license as to any specified Licensed Patent
-------
shall include termination of the license as to all corresponding Licensed Patents in other countries. Any such termination shall be irrevocable.

     5.3 IBM shall have the right to terminate this Agreement, or the license granted hereunder, if AMCC fails, at any time to:

          (a) maintain records which meets the requirements of Section 4.7;

          (b) make a report which meets the requirements of Section 4.5;

          (c)  pay any accrued royalties;

          (d) make any other payment required herein; or

          (e) permit an audit pursuant to Section 4.7; and

if AMCC does not cure such failure within sixty (60) days after mailing of written notice from IBM to AMCC specifying the nature of such failure. IBM's termination of this Agreement or of the license shall be effective upon written notice of termination.

     5.4 No termination of this Agreement or the license granted hereunder shall relieve AMCC of any obligation or liability accrued hereunder prior to such termination.

     5.5 In the event that more than fifty percent (50%) of AMCC's outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now, or hereafter become, owned or controlled, directly or indirectly, by a third party, AMCC's license shall terminate unless IBM agrees otherwise in a signed writing, which shall not be unreasonably withheld.

SECTION 6.  OPTION GRANTED
            --------------

     6.1 AMCC grants to IBM, the right to obtain a license to make, use, import, offer to sell, sell and otherwise transfer any information handling system product. Said license shall be [*]. Said right shall be with respect to any patent under which AMCC or any of its Subsidiaries has the right to grant licenses to unaffiliated third parties at any time on or before the Effective Date and shall be limited to a number equivalent to the number of Licensed Patents licensed hereunder.

SECTION 7.  MEANS OF PAYMENT AND COMMUNICATION
            ----------------------------------

     7.1  Payment shall be made by check mailed to the IBM address specified in
Section 7.2, or by electronic funds transfer to the following account:

          IBM, Director of Licensing
          The Bank of New York
          48 Wall Street
          New York, New York 10286
          Credit Account No. 890-0209-674
          ABA No. 0210-0001-8

     7.2 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following address and shall be effective upon mailing:

     For IBM:                           For AMCC:
     Director of Licensing              Mr. Joel O. Holliday
     IBM Corporation                    VP, Finance & Administration
     500 Columbus Avenue                APPLIED MICRO CIRCUITS CORPORATION
     Thornwood, New York 10594          6195 Lusk Boulevard
     Facsimile:  (914) 742-6737         San Diego, CA  92121-2793
                                        Facsimile:  (619) 535-6800

SECTION 8.  MISCELLANEOUS
            -------------

     8.1 AMCC shall not assign this Agreement, assign or sublicense any rights under it, or delegate any of its obligations. Any attempt to do so shall be void.

     8.2 Both parties agree not to use or refer to this Agreement or any of its provisions in any promotional activity.

     8.3 IBM shall not have any obligation hereunder to institute any action or suit against third parties for infringement of any Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of Licensed Patents. AMCC shall not have any right to institute any action or suit against third parties for infringement of any Licensed Patents.

     8.4 IBM represents and warrants that it has the full right and power to grant the license set forth in Section 2. IBM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOR SHALL IBM HAVE ANY LIABILITY, IN RESPECT OF ANY INFRINGEMENT OF PATENTS OR OTHER RIGHTS OF THIRD PARTIES DUE TO LICENSEE'S OPERATION UNDER THE LICENSE HEREIN GRANTED.

     8.5 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

     8.6 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

     8.7 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in such State.

     8.8 The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     This Agreement, including its Exhibit, embodies the entire understanding of the parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.

Agreed to:                         Agreed to
APPLIED MICRO                      INTERNATIONAL BUSINESS
CIRCUITS CORPORATION               MACHINES CORPORATION


By: /s/ JOEL O. HOLLIDAY           By:  /s/ M.C. PHELPS, JR.
   ---------------------------         ---------------------------
     Joel O. Holliday                   M.C. Phelps, Jr.
     Vice President,                    Vice President
     Finance & Administration

                                   EXHIBIT 1

     "Licensed Patents" shall mean the following patents, applications or patents issuing from such applications, and all patents which are reissues, divisions, continuations, or extensions of any of the following patents:

Country                      Patent Number        Issue Date
-------                      -------------        ----------
United States                US  [*]                  [*]

Canada                       CA  [*]                  [*]

European                     EP  [*]                  [*]

Germany                      DE  [*]                  [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.